Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Porter Bancorp, Inc. of our report dated February 28, 2017 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Porter Bancorp, Inc. for the year ended December 31, 2016, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Louisville, Kentucky
November 17, 2017